                                                                   EXHIBIT 10.11




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                          SECURITIES PURCHASE AGREEMENT

                                     BETWEEN

                                FUTURELINK CORP.

                                       AND

                               CPQ HOLDINGS, INC.

                                   DATED AS OF

                                DECEMBER 6, 1999


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


                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
ARTICLE I DEFINITIONS..................................................................   1
    Section 1.1      "Action"..........................................................   1
    Section 1.2      "Affiliate".......................................................   1
    Section 1.3      "Agreement".......................................................   1
    Section 1.4      "Board of Directors"..............................................   1
    Section 1.5      "Business Day"....................................................   1
    Section 1.6      "Buyer"...........................................................   1
    Section 1.7      "Closing".........................................................   2
    Section 1.8      "Closing Date"....................................................   2
    Section 1.9      "Commitment"......................................................   2
    Section 1.10      "Company"........................................................   2
    Section 1.11     "Company Charter".................................................   2
    Section 1.12     "Company Common Stock"............................................   2
    Section 1.13     "Company Reports".................................................   2
    Section 1.14     "Company Stock"...................................................   2
    Section 1.15     "Exchange Act"....................................................   2
    Section 1.16     "GAAP"............................................................   2
    Section 1.17     "Government Authority"............................................   2
    Section 1.18     "Liabilities".....................................................   2
    Section 1.19     "Liens"...........................................................   3
    Section 1.20     "Master Lease Agreement"..........................................   3
    Section 1.21     "Material Adverse Effect".........................................   3
    Section 1.22     "person"..........................................................   3
    Section 1.23     "Purchase Price"..................................................   3
    Section 1.24     "Purchased Shares"................................................   3
    Section 1.25     "Registration Rights Agreement"...................................   3
    Section 1.26     "SEC".............................................................   3
    Section 1.27     "Securities Laws".................................................   3
    Section 1.28     "Subsidiaries"....................................................   3

ARTICLE II PURCHASE AND SALE OF COMPANY STOCK; CLOSING.................................   4

    Section 2.1      Purchase and Sale.................................................   4
    Section 2.2      Consideration.....................................................   4
    Section 2.3      Additional Agreements and Closing Deliveries......................   4
    Section 2.4      Time and Place of Closing.........................................   4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................   5

    Section 3.1      Organization and Qualification; Subsidiaries......................   5
    Section 3.2      Authority Relative to Agreements; Board Approval..................   6
    Section 3.3      No Conflicts; No Defaults; Required Filings and Consents..........   6
    Section 3.4      SEC and Other Documents; Financial Statements.....................   7
    Section 3.5      Absence of Certain Changes or Events..............................   7
    Section 3.6      No Undisclosed Liabilities........................................   8

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER.....................................   8

    Section 4.1      Organization......................................................   8
    Section 4.2      Due Authorization.................................................   8
    Section 4.3      Conflicting Agreements and Other Matters..........................   8
    Section 4.4      Acquisition for Investment; Sophistication........................   9
    Section 4.5      Resources.........................................................   9

                                       i

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
    Section 4.6      Brokers or Finders................................................   9

ARTICLE V COVENANTS RELATING TO CLOSING................................................  10

    Section 5.1      Taking of Necessary Action........................................  10
    Section 5.2      Registration Rights Agreement.....................................  10
    Section 5.3      Public Announcements; Confidentiality.............................  10

ARTICLE VI CONDITIONS TO CLOSING.......................................................  11

    Section 6.1      Conditions of Closing.............................................  11
    Section 6.2      Conditions of Sale................................................  12

ARTICLE VII SURVIVAL    13

    Section 7.1      Survival..........................................................  13

ARTICLE VIII MISCELLANEOUS.............................................................  13

    Section 8.1      Counterparts......................................................  13
    Section 8.2      Governing Law.....................................................  13
    Section 8.3      Entire Agreement..................................................  13
    Section 8.4      Notices...........................................................  14
    Section 8.5      Successors and Assigns............................................  14
    Section 8.6      Headings..........................................................  14
    Section 8.7      Amendments and Waivers............................................  15
    Section 8.8      Interpretation; Absence of Presumption............................  15
    Section 8.9      Severability......................................................  15
    Section 8.10     Further Assurances................................................  15
    Section 8.11     Specific Performance..............................................  15
    Section 8.12     Interpretation of Schedules.......................................  15

EXHIBITS

Exhibit A    Registration Rights Agreement
Exhibit B    Lock-Up Agreement
Exhibit C    Side Letter dated November 11, 1999

        THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of December 6, 1999, is made by and between FUTURELINK CORP., a Delaware corporation (the "Company") and CPQ HOLDINGS, INC. ("Buyer").

                                    RECITALS:

        WHEREAS, concurrently herewith Buyer and Company are entering into the Master Lease and Financing Agreement, dated the date hereof, providing for a $20,000,000 lease line of credit ("Master Lease Agreement"); and

        WHEREAS, Buyer wishes to purchase from the Company, and the Company wishes to sell to Buyer, for an aggregate purchase price of $2.2 million in cash, 112,590 shares of the Company's common stock, par value $0.0001 per share (the "Company Common Stock") on the terms set forth herein;

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   Definitions

        As used in this Agreement, the following terms shall have the following respective meanings:

        Section 1.1 "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any Government Authority.

        Section 1.2 "Affiliate" shall have the meaning ascribed thereto in Rule 12b- 2 promulgated under the Exchange Act, and as in effect on the date hereof.

        Section 1.3 "Agreement" shall have the meaning set forth in the first paragraph hereof.

        Section 1.4 "Board of Directors" shall mean the Board of Directors of the Company.

        Section 1.5 "Business Day" shall mean any day other than a Saturday, a Sunday or a bank holiday in New York, N.Y.

        Section 1.6 "Buyer" shall have the meaning set forth in the first paragraph hereof, together with the successors and assigns of such entity.

        Section 1.7 "Closing" shall mean the closing of the transactions contemplated by this Agreement.

        Section 1.8 "Closing Date" shall mean the date on which the closing of the transactions contemplated by this Agreement shall occur.

        Section 1.9 "Commitment" shall have the meaning set forth in Section
3.5.

        Section 1.10 "Company" shall mean FutureLink Corp., a Delaware corporation.

        Section 1.11 "Company Charter" shall mean the Certificate of Incorporation of the Company and any amendment or supplement thereto, as in effect on the date hereof.

        Section 1.12 "Company Common Stock" shall have the meaning set forth in the third paragraph hereof.

        Section 1.13 "Company Reports" shall have the meaning set forth in
Section 3.4(a).

        Section 1.14 "Company Stock" shall mean, collectively, the Company Common Stock and any other shares of capital stock of the Company.

        Section 1.15 "Exchange Act" shall have the meaning set forth in Section 3.3(a)(iv).

        Section 1.16 "GAAP" shall have the meaning set forth in Section 3.4(b).

        Section 1.17 "Government Authority" shall mean any government or state (or any subdivision thereof) of or in the United States, or Canada, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

        Section 1.18 "Liabilities" shall mean, as to any person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such person, whether known or unknown, accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such person's or entity's balance sheets or other books and records, including, without limitation, (i) obligations arising from non-compliance with any law, rule or regulation of any Government Authority or imposed by any court or any arbitrator of any kind, (ii) all indebtedness or liability of such person for borrowed money, or for the purchase price of property or services (including trade obligations), (iii) all obligations of such person as lessee under leases, capital or other, (iv) liabilities of such person in respect of plans covered by Title IV of ERISA, or otherwise arising in respect of plans for Employees or former Employees or their respective families or beneficiaries, (v) reimbursement obligations of such person in respect of letters of credit, (vi) all


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

obligations of such person arising under acceptance facilities, (vii) all liabilities of other persons or entities, directly or indirectly, guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse by such person or with respect to which the person in question is otherwise directly or indirectly liable, (viii) all obligations secured by any Lien on property of such person, whether or not the obligations have been assumed, and (ix) all other items which have been, or in accordance with GAAP would be, included in determining total liabilities on the liability side of the balance sheet.

        Section 1.19 "Liens" shall mean all liens, mortgages, deeds of trust, deeds to secure debt, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever.

        Section 1.20 "Master Lease Agreement"shall have the meaning set forth in the second paragraphs hereof.

        Section 1.21 "Material Adverse Effect" shall mean a material adverse effect on the financial condition, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

        Section 1.22 "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

        Section 1.23 "Purchase Price" shall have the meaning set forth in
Section 2.1.

        Section 1.24 "Purchased Shares" shall have the meaning set forth in
Section 2.1.

        Section 1.25 "Registration Rights Agreement" shall have the meaning set forth in Section 2.3.

        Section 1.26 "SEC" shall mean the Securities and Exchange Commission.

        Section 1.27 "Securities Laws" shall have the meaning set forth in
Section 3.4(a).

        Section 1.28 "Subsidiaries" shall mean with respect to any person, any corporation, partnership, limited liability company, joint venture, business trust or other entity, of which such person, directly or indirectly, owns or controls 50% or more of the securities or other interests entitled to vote in the election of directors or others performing similar functions with respect to such corporation or other organization, or to otherwise control such corporation, partnership, limited liability company, joint venture, business trust or other entity.


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                                   ARTICLE II

                   Purchase and Sale of Company Stock; Closing

        Section 2.1 Purchase and Sale. Subject to the terms and conditions hereof, the Company will sell, convey, assign, transfer, and deliver, and Buyer will purchase and acquire from the Company, an aggregate of 112,590 shares of Company Common Stock (the "Purchased Shares").

        Section 2.2 Consideration. Subject to the terms and conditions hereof, at the Closing, Buyer shall deliver to the Company the amount of $2,200,000 (the "Purchase Price") by wire transfer of immediately available funds in U.S. dollars to the account or accounts specified in writing by the Company.

        Section 2.3 Additional Agreements and Closing Deliveries.

        (a) At the Closing the Company and the Buyer shall enter into a registration rights agreement substantially in the form attached as Exhibit A (the "Registration Rights Agreement").

        (b) In addition to the other things required to be done hereby, at the Closing, the Company shall deliver, or cause to be delivered, to the Buyer the following: (i) a certificate representing the Purchased Shares, (ii) a certificate, dated the Closing Date and validly executed on behalf of the Company, as contemplated by Section 6.1(a), (iii) if not previously delivered to the Buyer all certificates and other instruments and documents required by this Agreement to be delivered by the Company to the Buyer at or prior to the Closing, and (iv) such other instruments reasonably requested by the Buyer, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

        (c) In addition to the delivery of the Purchase Price and the other things required to be done hereby, at the Closing, Buyer shall deliver, or cause to be delivered, to the Company such instruments reasonably requested by the Company, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

        Section 2.4 Time and Place of Closing. The Closing shall take place at 10:00 a.m. New York time on the first business day following satisfaction or waiver of all conditions to the obligations of the parties hereunder (other than conditions relating to deliveries of instruments, certificates and opinions to be delivered by the parties or their representatives at the Closing itself), at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York, or at such other place and time as the Company and Buyer shall mutually agree.


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                                   ARTICLE III

        Representations and Warranties of the Company

        The Company hereby represents and warrants to Buyers as follows:

        Section 3.1 Organization and Qualification; Subsidiaries.

        (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement and the Registration Rights Agreement, and to perform its obligations hereunder and thereunder.

        (b) Each Subsidiary of the Company is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the corporate, partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted.

        (c) Except as set forth on Schedule 3.1(c), each of the Company and its Subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for any failures to be so qualified or to be in good standing as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

        (d) The authorized capital stock of the Company as of the date hereof consists of 300,000,000 shares of Common Stock, par value $0.0001 per share, and 20,000,000 shares of Preferred Stock, no par value (the "Company Preferred Stock"). As of the date hereof, after giving effect to the issuance of the Purchased Shares, there are 45,623,078 shares of Company Common Stock issued and outstanding and no shares of Company Preferred Stock issued and outstanding. All such issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth on Schedule 3.1(d), the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote) with the stockholders of the Company on any matter. As of the date hereof, except as set forth in Schedule 3.1(d) to this Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock or other equity interests of the Company. No person has any preemptive rights with respect to the issuance of the Purchased Shares.


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

        Section 3.2 Authority Relative to Agreements; Board Approval.

        (a) The execution, delivery and performance of this Agreement and the Registration Rights Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

        (b) The Board of Directors of the Company has, as of the date hereof, approved this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby.

        (c) The shares of Company Common Stock to be acquired pursuant to this Agreement have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable.

        (d) The issue and sale of the shares of the Purchased Shares hereunder will not give any person the right to demand payment for its shares or give rise to any preemptive or similar rights.

        Section 3.3 No Conflicts; No Defaults; Required Filings and Consents.

        (a) Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will:

                (i) conflict with or result in a breach of any provision of the Company Charter or the by-laws of the Company;

                (ii) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to the Company or its Subsidiaries;

                (iii) violate or conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties is bound or affected; or


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                (iv) require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority, other than any filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                (b) Subject to the accuracy of the representations and warranties of Buyer contained in Article IV, neither the Company nor any agent acting for it has offered any of the securities being sold hereunder or solicited offers to buy such securities in violation of the Securities Act or any applicable state "blue sky" securities laws (and without limitation of the foregoing, neither the Company nor any of its agents have offered such securities through any general solicitation or advertising); and neither the Company nor any of its agents shall take any action which would cause the offer and sale of securities as contemplated by this Agreement to be in violation of such laws.

        Section 3.4 SEC and Other Documents; Financial Statements.

        (a) The Company has delivered or made available to Buyer each registration statement, report, proxy statement or information statement and all exhibits, amendments and supplements thereto prepared by it or relating to its properties (including exhibits and any amendments and supplements thereto) filed with the SEC since January 1, 1999, each in the form so filed (collectively, the "Company Reports"). Except as set forth on Schedule 3.4(a), the Company Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). Except as set forth on Schedule 3.4(a), as of their respective dates, the Company Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (b) Each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, stockholders' equity (deficit) and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, (i) for the absence of notes thereto, and (ii) subject to normal recurring year-end adjustments which have not been and will not be material in nature or amount.

        Section 3.5 Absence of Certain Changes or Events. Except as disclosed in the Company Reports filed with the SEC prior to the date hereof, the Company and each of its Subsidiaries has conducted its business only in the ordinary


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

course, and there has not been (a) any change, circumstance or event that could reasonably be expected to result in a Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Common Stock, (c) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of its Subsidiaries outside the ordinary course of business, or (d) any material change in the Company's accounting principles, practices or methods.

        Section 3.6 No Undisclosed Liabilities. Except as and to the extent set forth (i) in Schedule 3.6 or (ii) in the Company Reports and the Company's financial statements filed with the SEC or in any Schedule hereto, none of the Company or any of its Subsidiaries has any Liabilities (nor do there exist any circumstance which are likely to give rise to Liabilities) other than Liabilities incurred in the ordinary course of business and consistent with past practice since June 30, 1999.

        Section 3.7 Brokers or Finders. No agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of the Company, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company or any Buyer in connection with this Agreement or any of the transactions contemplated hereby.


                                   ARTICLE IV

        Representations and Warranties of Buyer

        Buyer hereby represents and warrants to the Company as follows:

        Section 4.1 Organization. Buyer is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Such Buyer has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder.

        Section 4.2 Due Authorization. The execution, delivery and performance of this Agreement and the Registration Rights Agreement have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

        Section 4.3 Conflicting Agreements and Other Matters. Neither the execution and delivery of this Agreement nor the performance by Buyer of its obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any mortgage, security interest, encumbrance, lien or charge of any kind upon any of the properties or assets of Buyer pursuant to, or require any consent, approval or other action by or any notice to or filing with any Government Authority pursuant to, the organizational documents or agreements of Buyer or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation by which Buyer is bound.

        Section 4.4 Acquisition for Investment; Sophistication.

        (a) Buyer is acquiring the Company Common Stock being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and Buyer has no present intention or plan to effect any distribution of shares of Company Common Stock. The certificates representing the Purchased Shares shall bear a prominent legend with respect to the restrictions on transfer under the Securities Act and under applicable state securities laws. Prior to any proposed transfer of any Purchased Shares, unless such transfer is made pursuant to an effective registration statement under the Securities Act, Buyer will deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Purchased Shares may be sold or otherwise transferred without registration under the Securities Act. The Company will remove the legend relating to Securities Act restrictions from any Purchased Shares at any time two years after issuance if such Buyer delivers to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that such Purchased Shares are no longer subject to transfer restrictions under the Securities Act. Upon original issuance thereof, and until such time as the same shall have been registered under the Securities Act or sold pursuant to Rule 144 promulgated thereunder (or any similar or successor rule or regulation) each certificate for the Purchased Shares shall bear any restricted securities legend required hereby, unless such legend is no longer required hereunder. Buyer is able to bear the economic risk of the acquisition of Purchased Shares pursuant hereto and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment.

        (b) Buyer is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

        Section 4.5 Resources. Buyer has requisite cash, cash equivalents, equity commitments or other sources of financing available to consummate the transactions contemplated hereby.

        Section 4.6 Brokers or Finders. Buyer has not engaged any agent, broker, investment banker or other firm or person that will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with this Agreement or any of the transactions contemplated hereby for which the Company or any of its Affiliates will be responsible.


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

                                    ARTICLE V

                          Covenants Relating to Closing

        Section 5.1 Taking of Necessary Action. Each party hereto agrees to use its commercially reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Registration Rights Agreement, subject to the terms and conditions hereof and thereof, including all actions and things necessary to cause all conditions precedent set forth in Article VI to be satisfied.

        Section 5.2 Registration Rights Agreement. At the Closing, the Company and Buyer shall enter into the Registration Rights Agreement.

        Section 5.3 Public Announcements; Confidentiality.

        (a) Subject to each party's disclosure obligations imposed by law and any stock exchange or similar rules and the confidentiality provisions contained in Section 5.3(b), the Company and Buyer will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated hereby. If a party is required by law or any stock exchange or similar rule to issue a news release or other public announcement with respect to this Agreement and any of the transactions contemplated hereby, it shall advise the other party in advance thereof and use reasonable best efforts to cause a mutually agreeable release or announcement to be issued.

        (b) Buyer agrees that all information provided to it or any of its representatives pursuant to this Agreement shall be kept confidential, and Buyer shall not (x) disclose such information to any persons other than the directors, officers, employees, financial advisors, investors, lenders, legal advisors, accountants, consultants and Affiliates of Buyer who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information or (y) use such information in a manner which would be detrimental to the Company; provided, however, the foregoing obligation of Buyer shall not (i) relate to any information that (1) is or becomes generally available to the public other than as a result of unauthorized disclosure by Buyer or by persons to whom Buyer has made such information available, (2) is or becomes available to Buyer on a non-confidential basis from a third party that is not, to Buyer's knowledge, bound by any other confidentiality agreement with the Company, or (ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process, provided that in such event the party which believes it is so required to make any such disclosure shall (x) give the Company reasonable advance notice thereof to the extent practicable, (y) to the extent practicable, give the Company the opportunity, at its expense, to oppose any such required disclosure or seek confidential treatment thereof by the recipient of such information and (z) cooperate with the Company in connection therewith. Buyers


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

acknowledge that United States securities laws restrict trading in securities while in possession of material non-public information, and they shall not, directly or indirectly, alone or with others, in any manner acquire or attempt to acquire or dispose of any securities of the Company in violation of such laws.


                                   ARTICLE VI

                              Conditions to Closing

        Section 6.1 Conditions of Closing. The obligation of Buyer to purchase and pay for the Purchased Shares to be purchased by it hereunder is subject to satisfaction or waiver of each of the following conditions precedent:

        (a) Representations and Warranties; Covenants. The representations and warranties of the Company contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the time of the Closing, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, however, that if any of the representations and warranties are already qualified in any respect by materiality or as to Material Adverse Effect, for purposes of this Section 6.1(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The Company shall have delivered to Buyer at the Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to Buyer dated the Closing Date to such effect.

        In making any determination as to Material Adverse Effect under this
Section 6.1(a), the matters referred to in such Section shall be aggregated and considered together.

        (b) No Material Adverse Change. Since December 31, 1998 there shall not have been any change, circumstance or event which has had, or presents a substantial possibility of, a Material Adverse Effect.

        (c) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the parties thereto.

        (d) No Injunction, etc. There shall not be in effect any final order, decree or injunction of a court or Governmental Authority of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby; there shall be no threatened or pending Action by any Governmental Authority seeking to enjoin or prohibit such consummation; and there shall be no pending or threatened Actions which would reasonably be expected to have a material adverse effect on the

Company or any Subsidiary or on the ability of the Company to consummate the transactions contemplated hereby or to issue the Company Common Stock.

        (e) No Defaults. The Company shall not have taken any action or omitted to take any action which action or omission shall have caused a material default or breach of its covenants or agreements hereunder.

        Section 6.2 Conditions of Sale. The obligations of the Company to issue and sell the Company Common Stock at the Closing are subject to satisfaction or waiver of each of the following conditions precedent:

        (a) Representations and Warranties; Covenants. The representations and warranties of Buyer contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time other than such Closing Date (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect on Buyer's ability to consummate the transactions contemplated hereby; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Adverse Effect, for purposes of this Section 6.2(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all respects, other than such failures as would not in the aggregate reasonably be expected to have a Material Adverse Effect on Buyer's ability to consummate the transactions contemplated hereby (provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)).

        (b) Buyer shall have entered into (i) the Master Lease Agreement and
(ii) the lock-up agreement in the form attached hereto as Exhibit B.

        (c) No Injunction. There shall not be in effect any final order, decree or injunction of a court or Governmental Authority of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

                                   ARTICLE VII

                                    Survival

        Section 7.1 Survival. All representations, warranties and covenants and agreements of the parties contained herein, or in any Schedule or Exhibit hereto, or any certificate, document or other instrument delivered in connection herewith shall survive the Closing until 5:00 p.m. New York time on December 6, 2000 except for representations, warranties and covenants and agreements of the parties contained in sections 3.2, 3.3 and 3.7 which shall survive until the expiration of the applicable statute of limitations. No Action or proceeding may be brought with respect to any of the representations and warranties, or any of the covenants or agreements unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty or breach of covenant or agreement, shall have been delivered to the party alleged to have breached such representation or warranty or such covenant or agreement on or prior to the expiration of the right of action hereunder.


                                  ARTICLE VIII

                                  Miscellaneous

        Section 8.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

        Section 8.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

        Section 8.3 Entire Agreement. This Agreement, the Side Letter dated November 11, 1999 attached as Exhibit C and the agreements referenced herein and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder. The confidentiality agreement relating to the transactions contemplated hereby is superseded hereby.

        Section 8.4 Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

           FutureLink Corp.
           6 Morgan, Suite 100
           Irvine, California  92618
           Attention:  Raghu Kilambi

           with a copy to:

           Paul, Hastings, Janofsky & Walker LLP
           345 California Street
           29th Floor
           San Francisco, California  94104-2635
           Attention:  Thomas Pollock, Esq.
           Telecopy:  415-217-5333

or at such other address and to the attention of such other person as the Company may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

           CPQ Holdings, Inc.
           40 Old Bolton Road, MSOGO1-2/T8
           Stow, MA  01775
           Attn:  David Myers
           Telecopy:  978-496-8104


           With a copy to:

           CPQ Holdings, Inc.
           20555 S.H. 249
           Houston, TX 77070
           Attn:  General Counsel
           Telecopy:  281-518-1388

        Section 8.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the rights of Buyer under the other provisions hereof shall not be binding upon or inure to the benefit of any transferee in a public offering or in a Rule 144 sale.

        Section 8.6 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or

Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

        Section 8.7 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

        Section 8.8 Interpretation; Absence of Presumption.

        (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

        (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

        Section 8.9 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

        Section 8.10 Further Assurances. The Company and Buyer agree that, from time to time, whether before, at or after any Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

        Section 8.11 Specific Performance. Buyer and the Company acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

        Section 8.12 Interpretation of Schedules. Any matter set forth on any Schedule shall be deemed to be referred to on all other Schedules to which such matter logically relates and where such reference would be appropriate and can reasonably be inferred from the matters disclosed on the first Schedule as if set forth on such other Schedules.

        IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                                           FUTURELINK CORP.


                                           By: /s/ RAGHUNATH KILAMBI
                                              ---------------------------------
                                              Name: Raghunath Kilambi
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


                                           CPQ HOLDINGS, INC.


                                           By: /s/
                                              ----------------------------------
                                              Name:
                                              Title: